Exhibit 99.1

Newtek Business Services Corp. Declares Third Quarter 2019 Dividend of $0.58 per Share; a 20.8% Increase over the Third Quarter 2018 Dividend

Newtek Business Services Corp. Raises its 2019 Annual Dividend Forecast to $2.15 per Share; Represents a 19.4% Increase over the Company's 2018 Annual Dividend Payment

Lake Success, N.Y. - August 21, 2019 - Newtek Business Services Corp., (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a third quarter 2019 cash dividend of $0.58 per share, which represents a 20.8% increase over the third quarter 2018 cash dividend. The third quarter 2019 dividend is payable on September 30, 2019 to shareholders of record as of September 20, 2019. The Company also raised its 2019 annual cash dividend forecast to $2.151 per share, which would represent a 19.4% increase over the Company’s 2018 annual dividend payment of $1.80 per share.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “Given the volatility in the markets, we are pleased that Newtek has been able to maintain its upward momentum in its business as a result of its unique and diversified business model. As such, the Board and management feel it’s appropriate to reward Newtek’s shareholders with a third quarter 2019 dividend declaration that represents an almost 21% increase over the third quarter 2018 dividend payment. Additionally, based on expected third quarter 2019 and fourth quarter 2019 results, the management team felt it appropriate to increase its full-year 2019 dividend forecast to $2.15 per share from the recently upwardly revised forecast of $1.95 per share, which would represent an approximate 19% increase over the 2018 annual dividend payment of $1.80 per share. The Company endeavors to pay all of its dividends out of approximately 90% to 100% of its annual taxable income. The diversity of Newtek’s business model underscores the Company’s ability to perform well in a variety of market environments, which has been demonstrated by our consistent strong results over our history as a BDC. We look forward to celebrating the five-year anniversary of our conversion to a BDC on November 11, 2019, as well as holding our third quarter 2019 earnings conference call in early November 2019.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

1Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.
Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.
Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com